CUSTODIAN AGREEMENT

        This Agreement, dated the 20th day of May, 1987, made by and between RED OAK CASH RESERVE FUND, INC. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland, and THE PHILADELPHIA NATIONAL BANK ("PNB"), a national banking association duly organized and existing under the laws of the United States of America;

                                WITNESSETH THAT:

        WHEREAS, the Fund desires to appoint PNB as custodian of the Securities and principal cash of the Fund, and PNB is willing to act in such capacity upon the terms and conditions herein set forth; and

        WHEREAS, PNB in its capacity hereunder as custodian will also collect and apply the dividends and interest on said Securities in the manner and to the extent herein set forth; and

        NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

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        The Fund: The term Fund shall mean the Red Oak Cash Reserve Fund, Inc.

        Custodian: The term Custodian shall mean PNB in its capacity as custodian with respect to the Fund under this Agreement.

        Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

        Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

        Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the stock registry records of the Fund.

        Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

        Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by the Custodian to be a person or persons


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authorized by a resolution of the Board of Directors of the Fund to give Oral
Instructions on behalf of the Fund.

        Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, believed in good faith by the Custodian to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

        Securities Depository: The term Securities Depository shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

        Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies

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substantially in the form of Subpart O; and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations.

        Section 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Fund.

        The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. Any resolution so filed with the Custodian shall be considered in full


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force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund.

        Section 3. For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instructions it receives. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, the Fund shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record and, in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction, the Fund shall cause the broker or dealer to send a written confirmation to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund. The Custodian shall act upon and comply with any subsequent Written or Oral Instruction which modifies such first Instruction. The sole obligation of the Custodian with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker-dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at


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the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error and, to the extent such action requires the Custodian to act, the Fund shall give the Custodian specific Written
Instructions as to the action required.

        Section 4. The Fund hereby appoints the Custodian as custodian of the Securities and principal and income cash of the Fund from time to time on deposit thereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Securities held by the Custodian shall, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 5, be registered in the name of the Custodian or in the name of its nominee or, if directed by Written Instructions, in the name of the Fund or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided. Such Securities and principal and income cash of the fund shall, however, be and


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remain the sole property of the Fund and the Custodian shall have only the bare custody thereof.

        Section 5. The Fund hereby authorizes the Custodian to (a) deposit in its account(s) with any Securities Depository registered as a Clearing Agency under Section 17A of the Securities Exchange Act of 1934 all or any part of the Securities as may from time to time be held for the Fund, and (b) deposit Book-Entry Securities belonging to the Fund in a Book-Entry Account which is maintained for the Custodian by a Federal Reserve Bank. So long as any deposit referred to in (a) and (b) above is maintained for the Fund, the Custodian:

        (i) shall deposit the Securities in an account that includes only assets held by it for customers;

        (ii) shall send the Fund a confirmation (i.e. an advice or notice of a transaction) of any transfers to or from the account of the Fund;

        (iii) shall, with respect to Securities transferred to the account of the Fund, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Custodian or its nominee, or (ii) shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

        (iv) shall promptly send to the Fund reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and


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        (v) shall send to the Fund such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Fund may reasonably request from time to time.

        The Fund warrants that its Board of Directors has approved the arrangement for the deposit of Securities in a Securities Depository and the Book-Entry System.

        Section 6. The Fund will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and principal and income cash owned by the Fund at the time this Agreement becomes effective. Such deposit shall be evidenced by appropriate schedules duly executed by the Fund and the Fund agrees that it is solely responsible for the accuracy of said schedules. The Fund will cause to be deposited with the Custodian additional Securities of the Fund as the same are purchased or otherwise acquired from time to time and dividends or interest collected on such Securities.

        Thereafter the Fund will cause to be deposited with the Custodian hereunder (a) the net proceeds of Securities sold from time to time and (b) the applicable net asset value of Shares sold from time to time whether representing


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initial issue, treasury stock, or reinvestments of dividends and/or distributions payable to Shareholders, as well as any other securities and cash as may be acquired from time to time. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating the number of Shares to be issued or reissued, the applicable net asset value per Share, and the amount to be deposited with the Custodian. Any such Written or Oral Instruction shall also include or be accompanied by registration instructions. With respect to sales of Shares that are processed through the Fund's Transfer Agent, such Written and Oral Instructions and any registration instructions shall be given to the Custodian by the Transfer Agent.

        Section 7. The Custodian is hereby authorized and directed to disburse principal cash from time to time as follows:

        (a) for the purpose of payment for the purchase of Securities purchased by the Fund, upon receipt by the Custodian of both (i) Written or Oral Instructions specifying the Securities and stating the purchase price, and the name of the broker, investment banker, or other party to or upon whose order the purchase price is to be paid, and (ii) the Securities so purchased in due form for transfer or already registered as provided in Section 4; provided, however, that the Custodian may make payment for Securities on deposit with a Securities


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Depository and Book-Entry Securities at such times as the Custodian enters a credit in the account it maintains for the Fund to the effect that it has accepted delivery of such Securities on behalf of the Fund;

        (b) for the purpose of transferring funds in connection with a repurchase agreement, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities, the purchase price, and the party to whom the purchase price is to be paid, (ii) written evidence of the obligation of the other party to the agreement to repurchase the Securities from the Fund; and (iii) the Securities subject to the repurchase agreement in due form for transfer or already registered as provided in Section 4; provided, however, that the Custodian may make payment for Securities on deposit with a Securities Depository and for Book-Entry Securities at such time or times as the Custodian enters a credit in the account it maintains for the Fund to the effect that it has accepted delivery of such Securities on behalf of the Fund;

        (c) for the purpose of transferring funds to a duly designated redemption paying agent to redeem or repurchase Shares, upon receipt of both
(i) Share Certificates in due form for transfer or proper processing of Shares for which no Share Certificates are outstanding, and (ii) Written or Oral Instructions from the Fund's Transfer Agent stating the applicable redemption price;


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        (d) for the purpose of exercising warrants and rights received upon the
Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

        (e) for the purpose of repaying in whole or in part any loan of the Fund upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment;

        (f) for the purpose of paying over to a duly designated Dividend Disbursing Agent such amounts as may be stated in Written or Oral Instructions representing proceeds of the sale of warrants, rights, stock dividends, profit, and increases in values of the Securities, as the Fund may determine to include in dividends and/or distributions declared on the Shares;

        (g) for the purpose of making or reimbursing the Fund for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures were authorized by resolution of the Board of Directors of the Fund and are or were for proper corporate purposes, and specifying the amount of payment, the purpose for which such payment is to be made, and the person or persons to whom payment is to be made; and


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        (h) for the purpose of transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions from the Fund.

        Section 8. The Custodian is hereby authorized and directed to deliver Securities of the Fund from time to time as follows:

        (a) for the purpose of completing sales of securities sold by the Fund, upon receipt of both (i) the net proceeds of sale and (ii) Written or Oral Instructions specifying the Securities sold and stating the amount to be received and the broker, investment banker, or other party to or upon whose order the Securities are to be delivered; provided, however, that the Custodian may accept payment owing in connection with the disposition by the Fund of Securities on deposit with a Securities Depository and Book-Entry Securities, by means of a credit in the appropriate amount to the account described in Section 5 hereof.

        (b) for the purpose of exchanging Securities for other Securities and/or cash, (i) upon timely receipt of Written or Oral Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and in the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Written or Oral Instructions;


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        (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment, or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Ora1 Instructions;

        (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption;

        (e) for the purpose of delivery of Securities upon redemption of Shares in kind, upon receipt (i) of Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding, and
(ii) appropriate Written or Oral Instructions;

        (f) for the purpose of depositing with the lender Securities to be held as collateral for a loan to the Fund upon receipt of Written or Oral Instructions directing delivery to the lender; or

        (g) In connection with any repurchase agreement related to such Securities, upon receipt of (i) Written or Oral Instructions stating the Securities to be delivered and the payment to be received and (ii) payment.


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        Section 9. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in a separate income account until disbursed as hereinafter provided.

        The Custodian is authorized to advance or pay out of said income account accrued interest on bonds purchased and dividends on stocks sold and like items. In the event that any Securities are registered in the name of the Fund or its nominee, the Fund will endorse to the Custodian, or cause to be endorsed, dividend and interest checks or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian.

        Subject to proper reserves for dividends owing on stocks sold and like items, the Custodian will disburse the money from time to time on deposit in the income account to or upon the order of the Fund as it may from time to time direct for the following purposes:

        (a) to pay the proper compensation and expenses of the Custodian;

        (b) to transfer funds to a duly designated Dividend Disbursing Agent to pay dividends and/or distributions which may be declared by the Board of Directors of the Fund upon receipt of appropriate Written or Oral Instructions;


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        (c) to pay, or provide the Fund with money to pay, taxes upon receipt of appropriate Written or Oral Instructions;

        (d) to transfer funds to a separate checking account maintained by the Fund pursuant to Section 17(f) of the Investment Company Act of 1940, as amended;

        (e) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation thereto, fees for legal, accounting, and auditing services), and to disburse cash for other proper corporate purposes. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if such payment or disbursement is for other proper corporate purposes, the Written or Oral Instructions shall state that such payment or disbursement was authorized by resolution of the Board of Directors of the Fund and is for a proper corporate purpose.

        The determination of the Board of Directors of the Fund as to what shall constitute income derived from the Securities from time to time held hereunder as distinguished from principal or capital shall be final and conclusive upon the Fund, the Custodian, and the Shareholders.


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        If it elects so to do, the Fund may direct the Custodian by Written or
Oral Instructions to make transfers from the income account in its hands, to be held as cash principal and applied as provided in this Agreement.

        Section 10. The Fund will cause any bank (including the Custodian) from which the Fund borrows money using securities as collateral to deliver to the Custodian a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written or Oral Instructions for each loan stating: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (c) the time and date, if known, on which the loan is to be entered into (the "borrowing date"), (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, and (f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares, or the principal amount of any particular securities. The Custodian shall deliver on the borrowing date such specified collateral and the


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executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount as set forth in the Written or Oral Instructions. At the option of the lending bank, the Custodian may keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.

        The Custodian shall deliver from time to time such Securities as additional collateral as may be specified in Written or Oral Instructions, to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian.

        In the event that Written or Oral Instructions fail to specify the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any particular Securities.

        Section 11. If the Custodian, in its sole discretion, should advance funds on behalf of the Fund which results in an overdraft because the moneys held by the Custodian for the account of the Fund shall be insufficient to pay the total amount payable upon purchase of securities, or which results in an


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overdraft for some other reason, or if the Fund is for any other reason indebted to the Custodian, such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund payable on demand and bearing interest at the current rate charged by the Custodian for such loans. The Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting on the Custodian's behalf to the extent of any such overdraft or indebtedness. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on the Custodian's books.

        Section 12. Within 24 hours after each loan of Securities by the Fund, the Fund shall deliver Written or Oral Instructions to the Custodian, stating:
(a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount loaned, (c) the date of the loan and delivery of Securities, (d) the total amount to be delivered to the Custodian against the loan of the Securities including the amount of cash collateral and the premium, if any, separately identified, and (e) the name of the broker or other person to


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whom the loan was made. The Custodian shall deliver the Securities loaned to the person designated in (e) above against receipt of the total amount to be delivered against the loan of Securities. The Custodian may accept payment only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian and may deliver Securities in accordance with the customs prevailing among dealers in securities.

        The Fund shall promptly deliver Written or Oral Instructions to the Custodian after each termination of a loan of Securities by the Fund stating:
(a) the name of the issuer and the title of Securities to be returned, (b) the number of shares of the principal amount to be returned, (c) the date of termination, (d) the total amount to be delivered by the Custodian (including the cash collateral for such securities minus any offsetting credits as described in the Written or Oral Instructions), and (e) the name of the broker or other person from whom the Securities will be received. The Custodian shall receive all Securities returned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Written or Oral Instructions.

        Section 13. The Custodian assumes no duty, obligation, or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder, it being understood that the


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Fund or such person or persons as it may designate, shall have the right to vote, consent, or otherwise act with respect to such Securities. The Custodian will exercise its best efforts to furnish to the Fund proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee so that such voting powers, or powers to consent or otherwise act, may be exercised by the Fund or pursuant to its direction.

        Section 14. The Custodian's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such Schedule approved in writing by the Fund and the Custodian.

        Section 15. The Custodian will exercise its best efforts to handle, forward, or process in any way notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind sent to the registered owners of securities (hereinafter referred to as "notices and materials"), excluding only stock certificates and dividend and interest payments, it being understood that the Fund and its investment adviser have primary responsibility for obtaining such notices and materials, and for taking action thereon. The Custodian will make reasonable efforts to forward such notices and materials as it receives them to


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the Fund, but makes no warranty or representation that all notices and materials will be forwarded, and the Fund hereby agrees that it shall make no claim whatsoever against the Custodian for any expense, damage, or loss of any kind arising out of failure to forward notices and materials.

        Upon receipt by the Custodian of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Fund of such receipt, but shall not have any obligation to take any action of any kind with respect to such warrants or rights except upon receipt of Written or Oral Instructions from the Fund.

        Section 16. The Custodian assumes no duty, obligation, or responsibility whatsoever with respect to Securities not deposited with the Custodian. Common stocks or other Securities exchanged for Shares shall not be considered deposited with the Custodian until physically received and registered in accordance with the provisions of this Agreement.

        Section 17. The Custodian acknowledges and agrees that all books and records maintained for the Fund in any capacity under this Agreement are the property of the Fund and may be inspected by the Fund, or any authorized regulatory agency, at any reasonable time, and that upon request will be surrendered promptly to the Fund. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the


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Investment Company Act any records relating to services provided under this
Agreement which are required to be maintained by Rule 31a-1 under said Act. In addition, the Custodian agrees to forward to the Fund's Transfer Agent the information described in Sections 18 and 20 of the Fund's Transfer Agency Agreement in accordance with the terms of said Sections.

        Section 18. The Custodian assumes only the usual duties and obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment, or reinvestment of the Securities from time to time owned by the Fund whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment, and reinvestment of said Securities shall be that of the Fund and its investment adviser.

        The Custodian shall not be liable for any taxes, assessments, or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any such tax, assessment, or charge and reimburse itself out of the moneys of the Fund or Out Of the Securities held hereunder; provided, however, the Custodian shall consult the officers of the Fund before making any such payment.


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        The Custodian may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers, or other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone. The Custodian shall not be liable for anything done or suffered to be done in good faith in accordance with any Written or Oral Instructions, request or advice of, or based upon information furnished by, the Fund or its officers. The Custodian is authorized to accept a certificate of the President, Secretary, or Assistant Secretary of the Fund to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders as conclusive evidence that such resolution has been duly adopted and is in full force and effect. The Custodian shall not be liable for any action done in good faith and believed to be within the powers conferred upon it by this Agreement.

        No liability of any kind other than to the Fund shall attach to the Custodian by reason of its custody of the Securities and funds on deposit with it from time to time under this Agreement or otherwise by reason of its administration of its custodianship. In the event that any claim by reason thereof shall be made against the Custodian, it shall have the right to pay the same and to reimburse and indemnify itself out of the


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moneys of the Fund on deposit with it or out of the Securities held; provided, however, that no such claim shall be paid unless the Fund shall have been notified thereof and shall have been afforded an opportunity to defend the claim if it so elects; and further provided that any right to such reimbursement and indemnity shall not be deemed a waiver by the Fund of any claim it may have against the Custodian.

        Section 19. If so instructed by the Fund, the Custodian shall appoint one or more U.S. banking institutions as Sub-Custodian (including, but not limited to, U.S. banks located in foreign countries) of Securities and moneys at any time owned by the Fund. The Custodian shall have no liability to the Fund or any other person by reason of any act or omission of any Sub-Custodian so appointed, and the Fund shall indemnify the Custodian and save it harmless from any and against any and all actions, suits, and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian which the Custodian was instructed to appoint. The Custodian shall not be under any obligation to prosecute or to defend any action, suit, or claim arising out of or in connection with the performance of any such Sub-Custodian, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish the Custodian with satisfactory


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indemnity against such expense or liability, and upon request of the Custodian, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any Sub-Custodian which the Fund instructs the Custodian to appoint.

        In addition, the Custodian may from time to time in its discretion appoint in writing (and may at any time remove) any other bank or trust company (which may include a foreign branch or agency of a bank or trust company) as Sub-Custodian hereunder, to carry out as agent of the Custodian, in accordance with the terms of this Agreement, such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that any such Sub-Custodian (which must itself meet the qualifications for a successor custodian set forth in Section 21 and which must be selected with reasonable care, having in mind the duties to be assigned to it) is understood to be the agent of the Custodian and not of the Fund, and the Custodian shall be fully responsible for the acts of any Sub-Custodian which the Custodian shall appoint in its discretion, and the Custodian shall not be relieved of any of its responsibilities hereunder by the appointment of any such Sub-Custodian.

        Section 20. This Agreement may be amended from time to time without notice to or approval of the Shareholders by a written supplemental agreement executed by the Fund and the Custodian and amending and supplementing this Agreement in a manner mutually agreed.

        Section 21. Either the Fund or the Custodian may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which shall not be earlier than sixty (60) days after the date of giving such notice. In case such notice of termination is given either by the Fund or by the Custodian, the Fund shall use its best efforts to obtain a successor custodian, and the Board of Directors of the Fund shall, by resolution duly adopted, promptly either designate the Fund as its own custodian or appoint a successor custodian. Each successor custodian shall be a person qualified to so act under the Investment Company Act of 1940, as amended. Upon receipt of written notice from the Fund of the appointment of such successor and upon receipt of Written or Oral Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder directly to and only to the successor custodian. Unless or until a successor custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations, and custody of its predecessor Custodian.

The Custodian ceasing to act shall, nevertheless, upon request of the fund and successor custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the successor custodian all the predecessor Custodian's rights, duties, obligations, and custody.

        In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall, ipso facto, without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

        Section 22. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, day of special observance, or any other day on which the Custodian or the New York Stock Exchange is closed. Functions or duties norma11y scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and the Custodian are open.

        Section 23. This Agreement shall take effect on the date hereof or on such other date as the parties agree to transfer the Fund's assets to the Custodian.

        Section 24. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 25. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a reso1ution of its Board of Directors.

        Section 26. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year above written.


                                            RED OAK CASH RESERVE FUND, INC.

                                            By: /s/ Francis J. Bruzda
                                               --------------------------------
                                                    Francis J. Bruzda
                                               Title:
(SEAL)


Attest /s/ Richard B. Seidel
      --------------------------
           Richard B. Seidel
                                            THE PHILADELPHIA NATIONAL BANK

                                            By: /s/
                                               --------------------------------

                                               Title:

(SEAL)


Attest /s/ Doris J. Flade
       -------------------------
           Doris J. Flade